UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 30, 2012

AEOLUS PHARMACEUTICALS
(Exact name of registrant as specified in its charter)

Delaware	0-50481	56-1953785
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of principal executive office, including zip code)

949-481-9825
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 30, 2012 and April 4, 2012, Aeolus Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, an aggregate of approximately 2,200,166 units (the “Units”) at a purchase price of $0.30 per unit, resulting in aggregate gross proceeds to the Company of approximately $660,049.90 (the “Private Placement”).  Each Unit consists of (i) one share of common stock (the “Common Shares”) and (ii) a five year warrant to purchase 0.75 shares of the Company’s Common Stock (the “Warrants”).  The Warrants have an initial exercise price of $0.40 per share.

One of the Purchasers in the April 4, 2012 closing was Joseph Krivulka, a member of the Company’s Board of Directors, who purchased 333,333 Units, resulting in aggregate proceeds of $99,999.90 to the Company.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) within 45 days from closing to register the resale of the Common Shares and shares of common stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”).  The Company also agreed to use its best efforts to have the registration statement declared effective as promptly as possible after the filing thereof, but in any event within 120 days (180 days if the Company receives comments from the Commission) from the filing date.  The Company agreed to keep the Registration Statement continuously effective until the earlier to occur of (i) the date after which all of the Registrable Securities registered thereunder have been sold and (ii) the date on which all of the Registrable Securities covered by the registration statement may be sold without volume restrictions pursuant to Rule 144 under the Securities Act.

In the event (i) the registration statement has not been filed by the agreed upon filing date, (ii) an acceleration request has not been filed within five trading days of the date which the Company is notified that the registration statement will not be reviewed by the Commission staff or is not subject to further review and comment by the Commission staff, (iii) the registration statement has not been declared effective by the required effectiveness date, or (iv) sales cannot be made pursuant to such registration statement for any reason (other than by reason of a permissible delay under the terms of the Registration Rights Agreement) after the registration statement has been declared effective by the Commission (each such event, a “Registration Default”), then the Company has agreed to pay each Purchaser as liquidated damages an amount equal to 0.5% of the purchase price paid by each such Purchaser with respect to any Registrable Securities then held and not registered pursuant to an effective registration statement, per each 30-day period or portion thereof during which the Registration Default remains uncured thereafter.  However, liquidated damages, if any, payable as a result of any Registration Default shall cease to accrue, in any event, after the date that is six (6) months after the closing.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement.  The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the Form of Securities Purchase Agreement, the Form of Registration Rights Agreement and the Form of Warrant, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02                      Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above with respect to the Private Placement of the Units is incorporated by this reference into this Item 3.02.  The securities described in Item 1.01 were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  The Securities Purchase Agreement and Registration Rights Agreement executed in connection therewith contain representations to support the Company’s reasonable belief that, among other things, the Purchasers had access to information concerning its operations and financial condition, that the Purchasers acquired the securities for their own account and not with a view to the distribution thereof, and that each Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  The securities described in Item 1.01 above are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.  Accordingly, the securities sold in the Private Placement may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	Aeolus Pharmaceuticals, Inc. /s/ Russell Skibsted
Russell Skibsted Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant